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                                                                  EXHIBIT 23.8.8


                         INDEPENDENT AUDITORS' CONSENT


General Partners
Northbrook Partners, Limited:

We consent to the use of our reports relating to the audits of the consolidated financial statements - income tax basis as of and for the years ended December 31, 1997, 1996 and 1995 of Northbrook Partners, Limited, included herein and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.


                                                KPMG PEAT MARWICK LLP



Greenville, South Carolina
October 6, 1998